Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We have issued our report dated February 29, 2008, accompanying the consolidated financial statements included in the Annual Report of Masimo Corporation on Form 10-K for the year ended December 29, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Masimo Corporation on Forms S-8 (File No. 333-148149, effective December 19, 2007 and File No. 333-149138, effective February 11, 2008).

/s/ GRANT THORNTON LLP

Irvine, California

February 29, 2008